EXHIBIT 10.3 1983 DIRECTOR'S DEFERRED COMPENSATION AGREEMENT

                             FOR JOHN A. RENNINGER

DIRECTOR'S COMPENSATION AGREEMENT
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This Agreement is entered into this first day of January, 1983, between THE
JUNIATA VALLEY BANK, P.O. Box 66, Mifflintown, Pennsylvania 17059 (herein referred to as the "Bank") and JOHN A. RENNINGER, Star Route Box 5, Mt. Pleasant Mills, Pennsylvania (herein referred to as the "Director").


WITNESSETH
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WHEREAS, the Bank recognizes that the competent and faithful efforts of Director on behalf of the Bank have contributed significantly to the success and growth of the Bank; and

WHEREAS, the Bank values the efforts, abilities and accomplishments of the Director and recognizes that his services are vital to its continued growth and profits in the future; and

WHEREAS, the Bank desires to compensate the Director and retain his services for five years, if elected, to serve on the Board of Directors. Such compensation is set forth below; and

WHEREAS, the Director, in consideration of the foregoing, agrees to continue to serve as a Director, if elected,

NOW, THEREFORE, it is mutually agreed as follows:

1.   Compensation. The Bank agrees to pay Director the total sum of $196,080
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     payable in monthly installments of $1,634 for 120 consecutive months, commencing on the first day of the month following Director's 65th birthday. Payments to the Director will terminate when the 120 payments have been made or at the time of the Director's death, whichever occurs first.

2.   Death of Director Before Age 65. In the event Director should die before
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     reaching age 65, the Bank agrees to pay to Director's beneficiary (ies)
     designated in writing to the Bank, the sum of $1,634 per month for 120 consecutive months. Payments will begin on the first day of the month following Director's death.

3.   Death of Director After Age 65. If the Director dies after age 65 prior to
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     receiving the full 120 monthly installments, the remaining monthly installments will be paid to the Director's designated beneficiary (ies). The beneficiary (ies) shall receive all remaining monthly installments which the Director would have received until the total sum of $196,080 set forth in paragraph "1" is paid. If the Director fails to designate a beneficiary in writing to the Bank, the balance of monthly installments remaining at the time of his death shall be paid to the legal representative of the estate of the Director.

4.   Termination of Service as A Director. If the Director, for any reason other
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     than death, fails to serve five consecutive years as a Director, he will receive monthly compensation beginning at age 65 on the basis that the number of full months served bears to the required number of 60 months times the compensation stated in paragraph "1". For example, if the Director serves only 36 months, he will be entitled to 36/60 or 60% of the compensation stated in paragraph "1".


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5.   Suicide. No payments will be made to the Director's beneficiary (ies) or
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     to his estate in the event of death by suicide during the first three years of this agreement.

6.   Status of Agreement. This agreement does not constitute a contract of
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     employment between the parties, nor shall any provision of this agreement restrict the right of the Bank's Shareholders to replace the Director or the right of the Director to terminate his service.

7.   Binding Effect. This agreement shall be binding upon the parties hereto and
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     upon the successors and assigns of the Bank, and upon the heirs and legal representatives of the Director.

8.   Forfeiture of Compensation by Competition. The Director agrees that all
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     rights to compensation following age 65 shall be forfeited by him if he engages in competition with the Bank, without the prior written consent of the Bank, within a radius of 5 miles of the main office of the Bank for a period of ten years, coinciding with the number of years that the Director shall receive such compensation.

9.   Assignment of Rights. None of the rights to compensation under this
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     Agreement are assignable by the Director or any beneficiary or designee of the Director and any attempt to anticipate, sell, transfer, assign, pledge, encumber or change Director's right to receive compensation, shall be void.

10.  Status of Director's Rights. The rights granted to the Director or any
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     designee or beneficiary under this Agreement shall be solely those of an unsecured creditor of the Bank.

11.  Amendments. This Agreement may be amended only by a written Agreement
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     signed by the parties.

12. If the Bank shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither Director nor any beneficiary of Director shall have any right with respect to, or claim against, such policy or other asset except as expressly provided by the terms of such policy or in the title to such other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of Director or his beneficiaries or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement except as may be expressly provided by the terms of such policy or other asset. It shall be, and remain, a general, unpledged, unrestricted asset of the Bank.

13. This agreement shall be construed under and governed by the laws of the State of Pennsylvania.

14.  Interpretation. Wherever appropriate in this Agreement, words used in the
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     singular shall include the plural and the masculine shall include the feminine gender.